EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2003, relating to the financial statements of Citadel Security Software Inc. as of and for the years ended December 31, 2002 and 2001.

/s/ KBA Group LLP
Dallas, Texas July 16, 2003


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